UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

NEUROMAMA, LTD.
(Exact name of registrant as specified in charter)

Nevada	333-180750	98-0706304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

182/1 Krasniy Prospekt, Suite # 704, Novosibirsk, Russia	630049
(Address of principal executive offices)	(Zip Code)

+73833542023

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement

Item 3.02        Unregistered Sales of Equity Securities

On March 12, 2014, Neuromama, Ltd. (the “Company”) entered into a Financing and Services Agreement (the “Agreement”) with Global Media & Internet Company (“Global Media”).  The Agreement provides that Global Media will provide the Company with services and financing valued at $20 million.  The Agreement also specifies that from December 2, 2013 to March 10, 2014, Global Media has already provided $1,884,127 in cash and services to the Company.

Global Media has provided and will provide various services to the Company in the area of research, design, development and implementation of certain online systems, sourcing of products, development of marketing strategies, branding and product placement, developing and acquisitions of real estate, intellectual property, research, design, development and implementation of the Company’s own TV, Cable and Satellite Networks, distributing of entertainment assets via the Company’s own TV, Cable or Satellite Networks, distributing of the Company’s entertainment assets via syndication agreements with other TV, Cable and Satellite Networks, distributing and providing of the Company’s exclusive entertainment content under various rebroadcasting agreements to other TV, Cable and Satellite Networks, and other services not limited to compliance, local rules and regulations due to activities in various countries, ongoing accountability, legal protection, maintenance, upgrades, upkeep of software, hardware, real estate and other physical and intellectual property that requires maintenance, upgrades and upkeep.

The Agreement provides that the $20 million in financing and services are to be provided on or before July 1, 2015, unless the Agreement is extended by the mutual consent of both parties.  As compensation for the services and financing to be provided under the Agreement, the Company is to issue Global Media, or its assigns, 20,000,000 Class “B” Warrants and 20,000,000 Class “C” Warrants.  Each Class “B” Warrant can be converted into 1 share of the Company’s common stock, at an exercise price of $0.50 per share on or before April 31, 2014, unless extended.  Each Class “C” Warrant can be converted into 1 share of the Company’s Common Stock, at an exercise price of $1.00 per share on or before January 31, 2015, unless extended.

Class B and Class C Warrants can be extended at Global Media’s election up to July 1, 2015.  Class B and Class C Warrants can be extended up to December 31, 2015 upon the mutual consent of both parties.  Class B Warrants can be called prior to January 31, 2015 in the event that the trading price of the Company’s common stock exceeds $26.00 per share for a 10 day period.  Class C Warrants can be called prior to July 1, 2015 in the event that the trading price of the Company’s common stock exceeds $20.00 per share for a 10 day period.

The issuances of the warrants to Global Media were issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder, as such issuances did not involve a public offering of securities.

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Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description of Exhibit
10.1	Financing and Services Agreement with Global Media & Internet Company dated March 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMAMA, LTD.

Date: March 13, 2014	By:	/s/ Igor Weselovsky
Igor Weselovsky, C.E.O. & Director

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